Exhibit 10.3
SUBSCRIPTION AGREEMENT
This Subscription Agreement (this “Agreement”), dated December 16, 2020, is by and between Miragen Therapeutics, Inc., a Delaware corporation (the “Company”) and Xencor, Inc., a Delaware corporation (“Subscriber”).
WHEREAS, simultaneously with the execution of this Agreement, the Company and Subscriber are executing a technology license agreement (the “License Agreement”), providing for an exclusive license of certain Subscriber technologies.
WHEREAS, as partial consideration for the licenses granted to the Company in accordance with and subject to the terms of the License Agreement, the Company desires to issue to Subscriber 322,407 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock), subject to the terms and conditions described herein.
NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties agree as follows:
ARTICLE I
DEFINITIONS
Section 1.1Certain Defined Terms. For purposes of this Agreement:
“Affiliate” means, with respect to a particular party, Persons controlling, controlled by or under common control with that party, whether through the ownership of voting securities, by contract or otherwise.
“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in the City of New York.
“Company Group” means the Company and its Subsidiaries.
“Law” means any statute, law, ordinance, regulation, rule, code, injunction, judgment, decree or order of any United States federal, state or local governmental, regulatory or administrative authority, agency or commission or any judicial or arbitral body.
“Lien” means, with respect to any property or asset (including the Shares), any lien (statutory or otherwise), mortgage, pledge, charge, security interest, hypothecation, community property interest, equitable interest, servitude, option, right (including rights of first refusal), restriction (including restrictions on voting, transfer or other attribute of ownership), lease, license, other rights of occupancy, adverse claim, reversion, reverter, preferential arrangement or any other encumbrance in respect of such property or asset.
“Material Adverse Effect” means (i) with respect to the Company, any event, change, occurrence, condition or effect that, when considered either individually or in the aggregate, (A) has or would reasonably be expected to have a material adverse effect on the business, financial condition, prospects or results of operations of the Company Group, taken as a whole or (B) would reasonably be expected to prevent, materially delay or materially impede the performance by the Company of its obligations under this Agreement or the consummation of the transactions contemplated hereby, and (ii) with respect to Subscriber, any event, change, occurrence, condition or effect that, when considered either individually or in the aggregate, would reasonably be expected to prevent, materially delay or materially impede the performance by such Subscriber of its obligations under this Agreement or the consummation of the transactions contemplated hereby. Notwithstanding the foregoing, no event, change, occurrence, condition or effect arising out of, or resulting from the outbreak of the novel coronavirus shall constitute or be taken into account in determining whether a Material Adverse Effect has occurred with respect to the Company.
“Nasdaq” means The Nasdaq Capital Market.
“Parties” means the Company and Subscriber.
“Person” means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof.
“SEC” means the United States Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended.
“Subsidiary” means, with respect to the Company, any other Person of which at least 50% of the outstanding voting securities or other voting equity interests are owned, directly or indirectly, by the Company.
ARTICLE II
PURCHASE AND SALE
Section 2.1Issuance of the Shares. Upon the terms and subject to the conditions of this Agreement, at the Closing: the Company agrees to issue to Subscriber, and Subscriber agrees to subscribe from the Company, the Shares free and clear of all Liens for the consideration set forth in the License Agreement.
Section 2.2Closing.
(a)The issuance of the Shares shall take place at a closing (the “Closing”) which shall take place electronically, at 10:00 a.m., E.T., on the second Business Day following the satisfaction or, to the extent permitted by applicable Law, waiver of all conditions to the obligations of the parties set forth in Article VI (other than such conditions as may, by their terms, only be satisfied at the Closing or on the Closing Date), or at such other place or at such other time or on such other date as the Company and Subscriber mutually may agree in writing. The day on which the Closing takes place is referred to as the “Closing Date.”

(b)At the Closing, the Company shall effect delivery of the Shares in uncertificated book-entry form in the name of Subscriber with VStock Transfer, LLC, the Company’s transfer agent, and deliver evidence thereof reasonably satisfactory to Subscriber.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
The Company hereby represents and warrants to Subscriber as follows, as of the date of this Agreement and as of the Closing Date that:
Section 3.1Organization and Qualification.
(a)The Company (a) is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware, (b) has all requisite power and authority and all requisite governmental licenses, permits, authorizations, consents and approvals to (i) own, lease or operate its assets and carry on its business as now conducted and (ii) execute, deliver and perform its obligations under this Agreement, and (c) is duly qualified and is licensed and, where applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect.
(b)The Company has filed as exhibits to its SEC Reports (as defined below) a complete and correct copy of its certificate of incorporation, together with all certificates of designations thereto (the “Certificate of Incorporation”), and bylaws (together with the Certificate of Incorporation, each as amended to the date hereof, the “Organizational Documents”). Such Organizational Documents are in full force and effect.
Section 3.2Share Issuance. The Shares to be issued to Subscriber pursuant to this Agreement, when issued and delivered in accordance with the terms of this Agreement, will be free and clear of all Liens, duly and validly issued and will be fully paid and non-assessable and free from preemptive rights and will be issued in compliance with the Company’s Organizational Documents and all applicable federal and state securities Laws.
Section 3.3Authority; No Conflict; Required Consents and Filings.
(a)The Company has the corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. All actions on the part of the Company, its stockholders and its officers and directors necessary for the authorization, execution, delivery and performance of this Agreement, the consummation of the transactions contemplated hereby, and the performance of all of the Company’s obligations under this Agreement have been taken or will be taken prior to the Closing. This Agreement has been duly executed and delivered by the Company, and this Agreement is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except (i) as may be limited by bankruptcy, reorganization, insolvency, moratorium and similar laws of general application relating to or affecting the enforcement of rights of creditors and (ii) as enforceability of the obligations hereunder are subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law).
(b)The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not (i) constitute a violation (with or without the giving of notice or lapse of time, or both) in any material respect of any provision of any Law applicable to the Company Group, (ii) require any consent, approval or authorization of, or declaration, filing or registration with, any Person, other than any filings required to be made with the SEC or Nasdaq, (iii) result in a default (with or without the giving of notice or lapse of time, or both) under, acceleration or termination of, or the creation in any party of the right to accelerate, terminate, modify or cancel, any material agreement, lease, note or other restriction, encumbrance, obligation or liability to which the Company Group is a party or by which it is bound or to which any assets of the Company Group are subject, (iv) result in the creation of any Lien upon the assets of the Company Group, or upon any Shares or other securities of the Company Group, (v) conflict with or result in a breach of or constitute a default under any provision of the Organizational Documents, or (vi) invalidate or adversely affect any permit, license or authorization used in the conduct of the business of the Company Group, except in each case referred to in clauses (iii) and (vi), to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect.
(c)As of the date hereof, the Company has not received any written communication from any governmental entity that alleges the Company is not in compliance with or is in default or violation of any applicable Law, except where such non-compliance, default or violation would not be reasonably expected to have a Material Adverse Effect.
Section 3.4Restrictions on Voting and Transfer. Except as set forth in this Agreement, the SEC Reports (as defined below) and as otherwise required by Law, there are no restrictions upon the voting or transfer of any of the shares of capital stock of the Company pursuant to the Organizational Documents or any agreement or other instruments to which the Company is a party or by which the Company or its assets are bound.
Section 3.5SEC Reports.
(a)The Company has filed all reports required to be filed by it under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof, for the twenty-four months preceding the date hereof (the foregoing materials (together with any materials filed by the Company under the Exchange Act, whether or not required), collectively referred to herein as the “SEC Reports”). No event or circumstance has occurred within the four Business Days prior to the date of this Agreement that requires the filing of a Form 8-K, except such as have already been reported pursuant to Form 8-K.
(b)Each of the SEC Reports has complied in all material respects with the Securities Act and the Exchange Act in effect as of their respective dates. As of the date hereof, there are no outstanding or unresolved comments in comment letters received from the staff of the SEC with respect to any of the SEC Reports. None of the SEC Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
Section 3.6Private Placement. Assuming the accuracy of Subscriber’s representations and warranties set forth in Article IV, no registration under the Securities Act is required for the offer and sale of the Shares by the Company to Subscriber as contemplated hereby.
Section 3.7Investment Company. The Company is not and immediately after receipt of payment for the Shares will not be an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act.
Section 3.8Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of its Affiliates.
Section 3.9Listing. The Common Stock is quoted on Nasdaq under the symbol “MGEN” and satisfies all the requirements for the continued quotation of its Common Stock on Nasdaq. Except as set forth in SEC Reports, the Company has not received any oral or written notice that its Common Stock is ineligible or will become ineligible for quotation on Nasdaq or that its Common Stock does not meet all requirements for the continuation of such quotation.
Section 3.10Shell Company. The Company is not and has never been a shell company as such term is defined in Rule 12(b)(2) under the Securities Exchange Act or 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder. The Company is not, nor has it ever been, an issuer identified in Rule 144(i)(1) promulgated under the Securities Act.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF SUBSCRIBER
Subscriber hereby represents and warrants to the Company as follows:
Section 4.1Authority and Enforceability. Subscriber has full power and authority to enter into this Agreement, the execution and delivery of which has been duly authorized and this Agreement constitutes a valid and legally binding obligation of Subscriber, except as may be limited by bankruptcy, reorganization, insolvency, moratorium and similar laws of general application relating to or affecting the enforcement of rights of creditors, and except as enforceability of the obligations hereunder are subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law).
Section 4.2Private Placement. Subscriber acknowledges its understanding that the offering and sale of the Shares is intended to be exempt from registration under the Securities Act, by virtue of Section 4(a)(2) of the Securities Act and the applicable provisions of Regulation D promulgated thereunder (“Regulation D”) and that the Company is relying on Subscriber’s representations and warranties in connection with the Regulation D exemption. In furtherance thereof, Subscriber represents and warrants to the Company and its Affiliates as follows:
(a)Subscriber is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.
(b)Subscriber realizes that the basis for exemption would not be available if the sale of Shares was part of a plan or scheme to evade registration provisions of the Securities Act or any applicable state or federal securities laws.
(c)Subscriber is acquiring the Shares solely for Subscriber’s own beneficial account, for investment purposes, and not with a view towards, or resale in connection with, any distribution of the Shares.
(d)Subscriber has the financial ability to bear the economic risk of its investment, has adequate means for providing for its current needs and contingencies, and has no need for liquidity with respect to an investment in the Company.
(e)Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares.
(f)Subscriber has had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of the Company concerning the Shares and the business, financial condition, results of operations and prospects of the Company.
(g)Subscriber is unaware of, and is in no way relying on, any form of general solicitation or general advertising, including, without limitation, any article, notice, advertisement or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or electronic mail over the Internet, in connection with the offer and sale of Shares and is not subscribing for Shares and did not become aware of the offer or sale of Shares through or as a result of any seminar or meeting to which Subscriber was invited by, or any solicitation of a subscription by, a person not previously known to Subscriber in connection with investments in securities generally.
Section 4.3Transfer Restrictions. Subscriber will not sell or otherwise transfer any Shares without registration under the Securities Act or an exemption therefrom, and fully understands and agrees that Subscriber must bear the economic risk of its purchase because, among other reasons, the Shares have not been registered under the Securities Act or under the securities laws of any state and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the Securities Act and under the applicable securities laws of such states, or an exemption from such registration is available. In particular, Subscriber is aware that the Shares are “restricted securities,” as such term is defined in Rule 144 promulgated under the Securities Act (“Rule 144”), and they may not be sold pursuant to Rule 144 unless all of the conditions of Rule 144 are met. Subscriber understands that any sales or transfers of the Shares are further restricted by state securities laws and the provisions of this Agreement. Subscriber understands that, subject to Subscriber’s rights set forth herein, the

Company may establish procedures for approval of transfers, including transfers sought to be permitted under Rule 144, which may result in delays in desired sales or transfers by Subscriber.
Section 4.4Legends.
(a)Subscriber understands and agrees that the Shares shall bear substantially the following legend until such Shares shall have been registered under the Securities Act and effectively disposed of in accordance with a registration statement that has been declared effective:
THE SECURITIES REPRESENTED HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS. SUCH SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES AND MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FILED BY THE ISSUER WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION COVERING SUCH SECURITIES UNDER THE SECURITIES ACT OR AN EXEMPTION FROM REGISTRATION.
ARTICLE V
COVENANTS
Section 5.1Rule 144. The Company covenants that it will (a) take such further action as such Subscriber may reasonably request, all to the extent required from time to time to enable such person to sell such Shares without registration under the Securities Act within the limitation of the exemptions proved by Rule 144 under the Securities Act and (b) cooperate with Subscriber to cause the transfer agent to remove any restrictive legend from the Shares in connection with any proposed sale pursuant to Rule 144.
Section 5.2Disclosure. Subscriber acknowledges that the Company will file a Current Report on Form 8-K describing the transactions contemplated by this Agreement as required by the rules and regulations of the Exchange Act; provided, however, prior to any such filing the Company shall provide Subscriber such report prior to filing and will consider in good faith any comments Subscriber may have with respect to such report.
Section 5.3Further Assurances. Each of the parties shall use all commercially reasonable efforts to take, or cause to be taken, all appropriate action to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable.
Section 5.4Registration Rights. Subscriber will be entitled to “piggyback” registration rights registering the Shares issuable hereto on all registration statements of the Company. These “piggyback” registration rights will terminate when all the Shares issuable hereto are eligible to be sold without restriction under Rule 144.

ARTICLE VI
CONDITIONS TO CLOSING
Section 6.1Conditions to Obligations of the Company. The obligations of the Company to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions, any of which may be waived in writing by the Company in its sole discretion:
(a)As of the Closing, no legal action, suit or proceeding shall be pending that seeks to restrain or prohibit the transactions contemplated by this Agreement.
(b)Nasdaq shall have approved of the listing of the Shares to the extent required by the rules of the Nasdaq.
(c)Subscriber shall have entered into the License Agreement with the Company and/or its Affiliates and such License Agreement shall be in full force and effect.
(d)Subscriber’s representations and warranties contained in this Agreement shall be true and correct both when made and as of the Closing Date, or in the case of representations and warranties that are made as of a specified date, such representations and warranties shall be true and correct to the extent set forth above, as of such specified date. Subscriber shall have performed in all material respects all obligations and agreements and complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.
Section 6.2Conditions to Obligations of Subscriber. Subscriber’s obligations to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions, any of which may be waived in writing by Subscriber in its sole discretion:
(a)As of the Closing, no legal action, suit or proceeding shall be pending that seeks to restrain or prohibit the transactions contemplated by this Agreement.
(b)The representations and warranties of the Company contained in this Agreement or any certificate delivered pursuant hereto shall be true and correct both when made and as of the Closing Date or, in the case of representations and warranties that are made as of a specified date, such representations and warranties shall be true and correct to the extent set forth above, as of such specified date. The Company shall have performed in all material respects all obligations and agreements and complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.
(c)Nasdaq shall have approved of the listing of the Shares to the extent required by the rules of Nasdaq.
(d)The Company shall have entered into the License Agreement with Subscriber and/or its Affiliates and such License Agreement shall be in full force and effect.

(e)Since the date of this Agreement, there has not occurred any Material Adverse Effect with respect to the Company.
ARTICLE VII
GENERAL PROVISIONS
Section 7.1Governing Law; Jurisdiction; Waiver of Jury Trial. The Agreement will be construed and the respective rights of the Parties determined in accordance with the substantive Laws of the State of Delaware, notwithstanding its conflicts of laws rules to the contrary. In any action or proceeding between any of the Parties arising out of or relating to this Agreement, each of the Parties: (a) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware or, to the extent such court does not have subject matter jurisdiction, the United States District Court for the District of Delaware or, to the extent that neither of the foregoing courts has jurisdiction, the Superior Court of the State of Delaware; (b) agrees that all claims in respect of such action or proceeding shall be heard and determined exclusively in accordance with clause (a) of this Section 7.1; (c) waives any objection to laying venue in any such action or proceeding in such courts; (d) waives any objection that such courts are an inconvenient forum or do not have jurisdiction over any Party; (e) agrees that service of process upon such Party in any such action or proceeding shall be effective if notice is given in accordance with Section 7.4 of this Agreement; and (f) irrevocably and unconditionally waives the right to trial by jury.
Section 7.2Force Majeure. Neither Party will be held liable to the other Party nor be deemed to have defaulted under or breached this Agreement for failure or delay in performing any obligation under this Agreement (other than nonperformance of payment obligations) to the extent that such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party, potentially including embargoes, epidemics, war, acts of war (whether war be declared or not), insurrections, riots, civil commotions, strikes, fire, earthquakes, floods, or other acts of God. The affected Party will notify the other Party of such force majeure circumstances as soon as reasonably practical, and will promptly undertake all reasonable efforts necessary to cure such force majeure circumstances and resume performance of its obligations hereunder and will keep the other Party reasonably informed regarding the status of such circumstances and any efforts related to the cure thereof, and the implications for the resumption of performance of such Party’s obligations. Notwithstanding the foregoing, no event, change, occurrence, condition or effect arising out of, or resulting from the outbreak of the novel coronavirus shall constitute or be taken into account in determining whether a force majeure event has occurred with respect to the Company.
Section 7.3No Implied Waivers; Rights Cumulative. No failure on the part of either Party to exercise, and no delay in exercising, any right, power, remedy or privilege under this Agreement, or provided by statute or at Law or in equity or otherwise, will impair, prejudice or constitute a waiver of any such right, power, remedy or privilege or be construed as a waiver of any breach of this Agreement or as an acquiescence therein, nor will any single or partial exercise of any such right, power, remedy or privilege preclude any other or further exercise thereof or the exercise of any other right, power, remedy or privilege.

Section 7.4Notices. All notices which are required or permitted hereunder will be in writing and sufficient if delivered personally, sent by nationally-recognized overnight courier or sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:
(i)if to the Company, to:
Miragen Therapeutics, Inc.
6200 Lookout Road, Boulder, CO 80301
Attention: Jason Leverone
Email: jleverone@miragen.com

with a copy (which shall not constitute notice) to:
Gibson, Dunn & Crutcher LLP
555 Mission St., Suite 3000, San Francisco, CA 94105
Attention: Ryan Murr, Chris Trester
Email:  rmurr@gibsondunn.com, ctrester@gibsondunn.com

(ii)if to Subscriber, to:
Xencor, Inc.
111 West Lemon Avenue, 2nd floor, Monrovia, California 91016
Attention: Chief Executive Officer
with a copy (which shall not constitute notice) to:
Xencor, Inc.
111 West Lemon Avenue, 2nd floor, Monrovia, California 91016
Attention: General Counsel

or to such other address as the Party to whom notice is to be given may have furnished to the other Party in writing in accordance herewith. Any such notice will be deemed to have been given (a) when delivered if personally delivered on a Business Day (or if delivered or sent on a non- Business Day, then on the next Business Day), (b) on the Business Day of receipt if sent by overnight courier, or (c) on the Business Day of receipt if sent by mail.
Section 7.1Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any Party without the prior written consent of the other Party, and any such assignment without such prior written consent shall be null and void.
Section 7.2Severability. If any provision hereof should be held invalid, illegal or unenforceable in any respect in any jurisdiction, the Parties hereto will substitute, by mutual consent, valid provisions for such invalid, illegal or unenforceable provisions, which valid provisions in their economic effect are sufficiently similar to the invalid, illegal or unenforceable provisions that it can be reasonably assumed that the Parties would have entered into this Agreement with such valid provisions. If such valid provisions cannot be agreed upon, the invalid, illegal or unenforceable provisions of this Agreement will not affect the validity of this Agreement as a whole, unless the invalid, illegal or unenforceable provisions are of such essential importance to this Agreement that it is to be reasonably assumed that the Parties would not have entered into this Agreement without the invalid, illegal or unenforceable provisions.
Section 7.3Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together, shall constitute one and the same instrument.
Section 7.4Entire Agreement. This Agreement (including any Exhibits and Schedules), contains the entire understanding of the Parties with respect to the subject matter hereof, and supersedes all previous arrangements with respect to the subject matter hereof, whether written or oral. This Agreement may be amended, or any term hereof modified, only by a written instrument duly-executed by authorized representatives of both Parties hereto.
Section 7.5Interpretation. Except where the context expressly requires otherwise, (a) the use of any gender herein will be deemed to encompass references to either or both genders, and the use of the singular will be deemed to include the plural (and vice versa), (b) the words “include”, “includes” and “including” will be deemed to be followed by the phrase “without limitation” and will not be interpreted to limit the provision to which it relates, (c) the word “shall” will be construed to have the same meaning and effect as the word “will”, (d) any definition of or reference to any agreement, instrument or other document herein will be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (e) any reference herein to any Person will be construed to include the Person’s successors and assigns, (f) the words “herein”, “hereof” and “hereunder”, and words of similar import, will be construed to refer to this Agreement in each of their entirety, as the context requires, and not to any particular provision hereof, (g) all references herein to Sections, Exhibits or Schedules will be construed to refer to Sections, Exhibits or Schedules of this Agreement, and references to this Agreement include all Exhibits and Schedules hereto, (h) the word “notice” means notice in writing (whether or not specifically stated) and will include notices, consents, approvals and other written communications contemplated under this Agreement, (i) provisions that require that a Party, the Parties or any committee hereunder “agree,” “consent” or “approve” or the like will require that such agreement, consent or approval be specific and in writing, whether by written agreement, letter, approved minutes or otherwise (but excluding e-mail and instant messaging), (j) references to any specific law, rule or regulation, or article, section or other division thereof, will be deemed to include the then-current amendments thereto or any replacement or successor law, rule or regulation thereof, and (k) the term “or” will be interpreted in the inclusive sense commonly associated with the term “and/or.”
Section 7.6Binding Effect, No Third Party Beneficiaries. As of the date hereof, this Agreement will be binding upon and inure to the benefit of the Parties and their respective permitted successors and permitted assigns. Except as expressly set forth in this Agreement, no

Person other than the Parties and their respective Affiliates and permitted assignees hereunder will be deemed an intended beneficiary hereunder or have any right to enforce any obligation of this Agreement.
Section 7.7Waiver of Rule of Construction. Each Party has had the opportunity to consult with counsel in connection with the review, drafting and negotiation of this Agreement. Accordingly, the rule of construction that any ambiguity in this Agreement will be construed against the drafting Party will not apply.
Section 7.8Headings. The captions to the Sections hereof are not a part of this Agreement, but are merely for convenience to assist in locating and reading the several Sections hereof.

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IN WITNESS WHEREOF, the parties hereto have executed this Subscription Agreement as of the date set forth in the first paragraph hereof.

MIRAGEN THERAPEUTICS, INC.

By:	/s/ Jason Leverone

Name: Jason Leverone
Title: Chief Financial Officer

XENCOR, INC.

By:	/s/ Bassil Dahiyat

Name: Bassil Dahiyat
Title: President & Chief Executive Officer
Signature Page to Subscription Agreement